Exhibit 99.1

CANADIAN SUBSIDIARY OF SURGE GLOBAL ENERGY, INC.

COMPLETES C$5,708,000 FINANCING

Use of proceeds includes resource delineation, drilling of additional wells in the Sawn Lake Oil Sands Development in Alberta, Canada, and general corporate purposes; Financing consists of flow-through share offering for C$2.08 million and convertible debentures for C$3.7 million.

SAN DIEGO — Dec. 28, 2005 — Surge Global Energy, Inc. (OTCBB: SRGG), is pleased to announce that its subsidiary Signet Energy Inc. recently completed a series of financing for a total gross proceeds of C$5.708 million. Signet Energy issued 1.6 million common shares at a price of C$1.30 per share for gross proceeds of C$2.08 million, and C$3.7 million of 7% debentures convertible in 3.7 million common shares of Signet Energy at C$1.00 per share.

The use of proceeds includes resource delineation, drilling of additional wells in the Sawn Lake Oil Sands Development in Alberta, Canada, and general corporate purposes.

“With this additional funding, our Canadian subsidiary, Signet Energy, has now raised over C$14.2 million and is on track to fully gain its 40% working interest in the Sawn Lake Oil Sands Development,” said David Perez, Chairman and Chief Operating Officer of Surge Global Energy, Inc. “We are pleased that Signet Energy has reached another important milestone and we look forward to completing the 2006 drilling program per the Farmout Agreement.”

For tax purposes, the 1,600,000 common shares were issued on a flow-through basis, which will result in Signet Energy renouncing C$1.30 of Canadian Exploration Expense per common share.

At any time prior to November 15, 2007, the debentures will be convertible at the option of the holders into fully paid and non-assessable common shares of Signet Energy at a price of C$1.00 per share.

This series of financing follows another convertible debentures offering for aggregate proceeds of C$8.55 million, completed in November 2005.

MGI Securities acted as agent and advisor on these financial transactions.

Background Information about the Sawn Lake Oil Sands Development:

The Sawn Lake Oil Sands Development has been estimated by two respected third-party petroleum engineering firms to contain a total of 820 million to 1.2 billion barrels of oil resource in place of which Signet Energy has a 40% working interest. The development consists of 69.5 contiguous sections covering 44,480 acres in the Sawn Lake area of Alberta, Canada. Based on our initial results we believe that the Sawn Lake Development has a reserve life index of 15 to 25 years. Other oil sands developments producing in the area include Shell Peace River (SHC.TO) and Black Rock Ventures (TSX: BVI), which are within a 60 mile radius of Sawn Lake.

About Surge Global Energy, Inc.

Surge Global Energy, Inc. global headquarters are located in San Diego, California and its subsidiary Signet Energy, Inc, offices are located in Calgary, Canada. Lead by a strong management team of industry veterans in the heavy oil and gas exploitation, the company is now positioned through its subsidiary to develop oil sands leases in the Sawn Lake area of Alberta, Canada (Western Canadian Sedimentary Basin). Surge also holds a working interest in the Santa Rosa Dome project in Mendoza province of Argentina. For more information on the company please visit www.SurgeGlobalEnergy.com.

Contacts for media and investors:

West Coast

Benoit Rungeard

Coltrin & Associates (for Surge Global Energy and Signet Energy)

650-373-2005

benoit_rungeard@coltrin.com

East Coast

Eric Anderson

Coltrin & Associates (for Surge Global Energy and Signet Energy)

212-221-1616

eric_anderson@coltrin.com

Forward Looking Statement

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements include the statements regarding the Company’s expectations, hopes or intentions regarding the future, including, but not limited to, general economic conditions, market and business conditions; potential production and industry capacity and estimates. Forward-looking statements involve certain risks and uncertainties, and actual results may differ materially from those discussed in any such statement. The factors that could cause our actual results to differ materially are discussed under the heading “Risk Factors” and in other sections of the Company’s Form 10-K for the 2004 fiscal year, on file with the Securities and Exchange Commission, and in our other periodic reports filed from time to time with the SEC. All forward-looking statements in this document are made as of the date hereof, based on information available to the Company as of the date hereof, and the Company assumes no obligation to update any forward-looking statements.